As filed with the Securities and Exchange Commission on April 12, 2002
                                                      Registration No. 333-50006
================================================================================

                                      UNITED STATES
                           SECURITIES AND EXCHANGE COMMISSION
                                 Washington, D.C. 20549
                                    -------------------

                             POST-EFFECTIVE AMENDMENT NO. 1
                                           TO
                                        FORM S-8
                                 REGISTRATION STATEMENT
                                          Under
                               The Securities Act of 1933
                               --------------------------


                                      MARIMBA, INC.
                 (Exact name of registrant as specified in its charter)

            Delaware                                     77-0422318
  (State or other jurisdiction                          (IRS Employer
of incorporation or organization)                    Identification No.)

                                  440 Clyde Avenue
                           Mountain View, California 94043
                                   (650) 930-5282
                 (Address of principal executive offices) (Zip Code)

                                 -------------------

                  WRITTEN COMPENSATION AGREEMENT FOR JOHN F. OLSEN
                              (Full title of the Plan)

                                 -------------------
                                   Mark S. Garrett
                 Vice President, Finance and Chief Financial Officer
                                    MARIMBA, INC.
                                  440 Clyde Avenue
                           Mountain View, California 94043
                       (Name and address of agent for service)
                                   (650) 930-5282
            (Telephone number, including area code, of agent for service)

                                 -------------------

                          EXPLANATORY NOTE

Pursuant to a Registration Statement on Form S-8 (File No. 333-50006) (the "Registration Statement"), Marimba, Inc. (the "Registrant") registered 1,000,000 shares of Common Stock, $0.0001 par value per share, for offer and issuance under the Written Compensation Agreement for John F. Olsen. Registrant hereby files this Post-Effective Amendment No. 1 to the Registration Statement to de-register the 1,000,000 shares of Common Stock that remain unissued at the expiration of the Written Compensation Agreement for John F. Olsen.


                            SIGNATURES


Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to its Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Mountain View, State of California on this 11th day of April, 2002.

                          MARIMBA, INC.


                 By:      /s/  Mark S. Garrett
                          ---------------------------------------------
                          Mark S. Garrett
                          Vice President, Finance and Chief Financial Officer


     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.


 Signature                               Title                                               Date
 ---------                               -----                                               ----

 /s/  Richard C. Wyckoff                 President, Chief Executive Officer and Director     April 11, 2002
 ---------------------------             (Principal Executive Officer)
      Richard C. Wyckoff

 /s/  Mark S. Garrett                    Vice President, Finance and Chief Financial         April 11, 2002
 ---------------------------             Officer (Principal Financial and Accounting
      Mark S. Garrett                    Officer)



Signature                                                Title                              Date
---------                                                -----                              ----


/s/  Kim K. Polese                                       Chairman of the Board               April 11, 2002
----------------------------
     Kim K. Polese


                                                         Director                            April __, 2002
----------------------------
     Aneel Bhusri


/s/  Eric J. Keller                                      Director                            April 11, 2002
----------------------------
     Eric J. Keller


                                                         Director                            April __, 2002
----------------------------
     Raymond J. Lane


/s/  Douglas J. Mackenzie                                Director                            April 11, 2002
----------------------------
     Douglas J. Mackenzie


----------------------------                              Director                            April __, 2002
     Stratton D. Sclavos



/s/  Anthony Zingale                                      Director                            April 11, 2002
----------------------------
     Anthony Zingale
